Exhibit 99.1

For Immediate Release
November 5, 2019

TCG BDC, Inc. Announces Third Quarter 2019 Financial Results and Declares Fourth Quarter 2019 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its third quarter ended September 30, 2019.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	September 30, 2019	June 30, 2019
Total investments, at fair value	$2,126,688	$2,075,614
Total assets	2,225,990	2,172,756
Total debt	1,202,739	1,095,563
Total net assets	$978,601	$1,026,592
Net assets per share	$16.58	$17.06

	For the three month periods ended
	September 30, 2019	June 30, 2019
Total investment income	$55,779	$56,867
Net investment income (loss)	26,755	27,971
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(35,744)	(18,214)
Net increase (decrease) in net assets resulting from operations	$(8,989)	$9,757

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.45	$0.46
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(0.60)	(0.29)
Net increase (decrease) in net assets resulting from operations	$(0.15)	$0.16
Weighted-average shares of common stock outstanding—Basic and Diluted	59,587,941	60,596,402
Regular dividends declared per common share	$0.37	$0.37
Special dividends declared per common share	$—	$0.08

Third Quarter 2019 Highlights
(dollar amounts in thousands, except per share data)

•	Net investment income for the three month period ended September 30, 2019 was $26,755, or $0.45 per share, as compared to 27,971, or $ 0.46 per share, for the three month period ended June 30, 2019;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended September 30, 2019 was $(35,744), or $(0.60) per share, as compared to $(18,214), or $(0.29) per share, for the three month period ended June 30, 2019;

Page | 1

•
Net increase (decrease) in net assets resulting from operations for the three month period ended September 30, 2019 was $(8,989), or $(0.15) per share, as compared to $9,757, or $0.16 per share, for the three month period ended June 30, 2019;

•	During the three month period ended September 30, 2019, the Company repurchased and extinguished 1,168,383 shares for $17,167; and

•	On November 4, 2019, the Board of Directors declared a quarterly dividend of $0.37, which is payable on January 17, 2020 to stockholders of record on December 31, 2019.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of September 30, 2019, the fair value of our investments was approximately $2,126,688, comprised of 141 investments in 110 portfolio companies/investment fund across 28 industries with 63 sponsors. This compares to the Company’s portfolio as of June 30, 2019, as of which date the fair value of our investments was approximately $ 2,075,614, comprised of 135 investments in 106 portfolio companies/investment fund across 28 industries with 63 sponsors.
As of September 30, 2019 and June 30, 2019, investments consisted of the following:

	September 30, 2019		June 30, 2019
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,447,303	68.05%	$1,442,698	69.51%
First Lien/Last Out Unitranche	213,492	10.04	209,201	10.08
Second Lien Debt	232,135	10.92	203,187	9.79
Equity Investments	30,657	1.44	29,142	1.40
Investment Fund	203,101	9.55	191,386	9.22
Total	$2,126,688	100.00%	$2,075,614	100.00%

The following table shows our investment activity for the three month period ended September 30, 2019:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$139,276	58.77%	$(137,674)	83.10%
First Lien/Last Out Unitranche	25,045	10.57	—	—
Second Lien Debt	39,500	16.67	(9,498)	5.73
Equity Investments	683	0.29	—	—
Investment Fund	32,500	13.71	(18,500)	11.17
Total	$237,004	100.01%	$(165,672)	100.00%

Overall, total investments at fair value increased by 2.5%, or $51,074, during the three month period ended September 30, 2019 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund, LLC (“Credit Fund”), which is not consolidated with the Company, decreased by 4.4%, or $57,873, during the three month period ended September 30, 2019 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of September 30, 2019, Credit Fund had total investments at fair value of $1,270,328, which comprised 98.3% of first lien senior secured loans and 1.7% of second lien senior secured loans at fair value. As of September 30, 2019, approximately 1.7% of Credit Fund's debt investments bear interest at a fixed rate and approximately 98.3% of investments in the portfolio were floating rate debt investments, which primarily are subject to interest rate floors.

As of September 30, 2019, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 8.65% and 10.62%, respectively, with a total weighted average yield of 8.88%. The weighted average yields for our new first and second lien debt investments for the quarter on an amortized cost basis was 9.43%. The weighted average yields for our first and second lien debt investments that repaid during the quarter on an amortized cost basis was 7.73%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest

Page | 2

rates as of September 30, 2019. As of September 30, 2019, on a fair value basis, approximately 0.3% of our debt investments bear interest at a fixed rate and approximately 99.7% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.
As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of September 30, 2019 and June 30, 2019:

	September 30, 2019		June 30, 2019
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$92.5	4.89%	$49.7	2.68%
Internal Risk Rating 2	1,402.9	74.12	1,431.2	77.15
Internal Risk Rating 3	184.4	9.74	123.1	6.64
Internal Risk Rating 4	187.6	9.91	197.2	10.63
Internal Risk Rating 5	24.5	1.29	46.3	2.49
Internal Risk Rating 6	1.0	0.05	7.6	0.41
Total	$1,892.9	100.00%	$1,855.1	100.00%

As of September 30, 2019 and June 30, 2019, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended September 30, 2019 and June 30, 2019 was $55,779 and $56,867, respectively. This $1,088 net decrease was due to a decrease in income recognized from the acceleration of OID and

Page | 3

prepayment fees from prepayments from our investment portfolio partially offset by an increase in interest income, during the three month period ended September 30, 2019.

Total expenses for the three month periods ended September 30, 2019 and June 30, 2019 were $29,024 and $28,896, respectively. This $128 net increase during the three month period ended September 30, 2019 was primarily attributable to an increase in interest expense as a result of an increase in average outstanding borrowings, partially offset by lower incentive fees.

During the three month period ended September 30, 2019, the Company recorded a net realized loss and change in unrealized depreciation of $35,744. This was primarily driven by changes in various inputs utilized under our valuation methodology, including, but not limited to, enterprise value multiples, market spreads, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of September 30, 2019, the Company had cash and cash equivalents of $70,281, notes payable (before debt issuance costs) of $449,200, and secured borrowings outstanding of $756,511. As of September 30, 2019, the Company had $236,489 of remaining unfunded commitments and $111,455 available for additional borrowings under its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On November 4, 2019, the Board of Directors declared a quarterly dividend of $0.37, which is payable on January 17, 2020 to stockholders of record on December 31, 2019.

Conference Call

The Company will host a conference call at 8:30 a.m. EST on Wednesday, November 6, 2019 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

Page | 4

TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	September 30, 2019	June 30, 2019
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,986,926 and $1,912,346, respectively)	$1,893,216	$1,840,979
Investments—non-controlled/affiliated, at fair value (amortized cost of $0 and $14,270, respectively)	6,607	20,925
Investments—controlled/affiliated, at fair value (amortized cost of $241,705 and $225,701, respectively)	226,865	213,710
Total investments, at fair value (amortized cost of $2,228,631 and $2,152,317, respectively)	2,126,688	2,075,614
Cash and cash equivalents	70,281	62,324
Receivable for investment sold	5,725	14,854
Deferred financing costs	4,687	4,869
Interest receivable from non-controlled/non-affiliated investments	11,561	8,289
Interest receivable from non-controlled/affiliated investments	—	11
Interest and dividend receivable from controlled/affiliated investments	6,951	6,652
Prepaid expenses and other assets	97	143
Total assets	$2,225,990	$2,172,756
LIABILITIES
Secured borrowings	$756,511	$649,397
Notes payable, net of unamortized debt issuance costs of $2,972 and $3,034, respectively	446,228	446,166
Payable for investments purchased	11	—
Due to Investment Adviser	142	228
Interest and credit facility fees payable	7,680	7,563
Dividend payable	21,825	27,082
Base management and incentive fees payable	13,726	13,846
Administrative service fees payable	66	128
Other accrued expenses and liabilities	1,200	1,754
Total liabilities	1,247,389	1,146,164

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 59,013,476 and 60,181,859 shares issued and outstanding at September 30, 2019 and June 30, 2019, respectively	590	602
Paid-in capital in excess of par value	1,126,845	1,144,000
Offering costs	(1,633)	(1,633)
Total distributable earnings (loss)	(147,201)	(116,377)
Total net assets	$978,601	$1,026,592
NET ASSETS PER SHARE	$16.58	$17.06

Page | 5

TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	September 30, 2019	June 30, 2019
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$47,118	$47,224
Other income	1,756	2,266
Total investment income from non-controlled/non-affiliated investments	48,874	49,490
From non-controlled/affiliated investments:
Interest income	446	384
Total investment income from non-controlled/affiliated investments	446	384
From controlled/affiliated investments:
Interest income	2,459	3,243
Dividend income	4,000	3,750
Total investment income from controlled/affiliated investments	6,459	6,993
Total investment income	55,779	56,867
Expenses:
Base management fees	8,016	7,913
Incentive fees	5,710	5,933
Professional fees	534	600
Administrative service fees	61	165
Interest expense	13,538	13,032
Credit facility fees	545	671
Directors’ fees and expenses	88	88
Other general and administrative	483	434
Total expenses	28,975	28,836
Net investment income (loss) before taxes	26,804	28,031
Excise tax expense	49	60
Net investment income (loss)	26,755	27,971
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	(10,909)	1,410
Controlled/affiliated investments	—	(9,091)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/non-affiliated	(22,343)	(14,204)
Non-controlled/affiliated	(48)	(345)
Controlled/affiliated	(2,850)	4,016
Net change in unrealized currency gains (losses) on non-investment assets and liabilities	406	—
Net realized gain (loss) and net change in unrealized appreciation (depreciation)	(35,744)	(18,214)
Net increase (decrease) in net assets resulting from operations	$(8,989)	$9,757
Basic and diluted earnings per common share	$(0.15)	$0.16
Weighted-average shares of common stock outstanding—Basic and Diluted	59,587,941	60,596,402

Page | 6

About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through September 30, 2019, TCG BDC has invested approximately $5.3 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Lindsey Lennon
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5038 lindsey.lennon@carlyle.com

Page | 7